EXHIBIT 21


SUBSIDIARIES OF THE REGISTRANT


At December 31, 1997, consolidated, directly or indirectly, wholly-owned subsidiaries of Blount International, Inc. were as follows:

NAME OF                                        PLACE OF
SUBSIDIARY                                     INCORPORATION
----------                                     -------------

Blount, Inc.                                   Delaware

   BI Holdings Corp.                           Delaware

      Blount Holdings, Ltd.                    Canada

         Blount Canada, Ltd.                   Canada

   Federal Cartridge Company                   Minnesota

   Dixon Industries, Inc.                      Kansas

   Gear Products, Inc.                         Oklahoma

   Simmons Outdoor Corporation                 Delaware

   CTR Manufacturing, Inc.                     North Carolina

   Frederick Manufacturing Corporation         Delaware

The names of particular subsidiaries have been omitted because when considered in the aggregate or as a single subsidiary they would not constitute a significant subsidiary as of December 31, 1997.
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